Exhibit 99.1

                      TEXACO REPORTS RESULTS
                      ----------------------
                    FOR THE FIRST QUARTER 1995
                    --------------------------

FOR IMMEDIATE RELEASE:  MONDAY, APRIL 24, 1995.
- ----------------------------------------------
    WHITE PLAINS, N.Y., April 24 - Texaco announced today that consolidated worldwide net income from continuing operations for the first quarter of 1995 was $301 million, or $1.10 per share, as compared with $202 million, or $.69 per share, for the first quarter of 1994.
    Net income for the first quarter of 1995 included net gains of $88 million, principally relating to the sale of land by a Caltex Petroleum Company affiliate in Japan and to sales of non-core U.S. producing properties.
    In commenting on 1995's first quarter performance, Alfred C. DeCrane, Jr., Texaco's Chairman of the Board and Chief Executive Officer, stated, "Good progress was made during the first quarter on key initiatives of our worldwide plan for growth. International production of oil and gas is continuing to show solid growth; we realized stronger Latin American marketing profits, continued to make further inroads in expense reduction and improved the efficiency of our capital program. We also closed the sale of major non-core producing assets in the U.S., realizing some $600 million in cash proceeds which will be reinvested in growth opportunities.
    "While the quarter's performance benefited from worldwide crude oil prices which were over $3 per barrel higher than last year's depressed levels, this was offset by extremely depressed refining margins in the U.S. and in Europe and an almost 30 percent comparative drop in U.S. natural gas prices. Refining operations in the U.S. were pressured by rising raw material costs, mandated new product formulations and changing government regulations. Additionally, the weakening of the U.S. dollar in the first quarter of 1995 resulted in a non-cash earnings charge of $26 million relating to deferred taxes in the United Kingdom."

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ANALYSIS OF FUNCTIONAL NET INCOME

OPERATING EARNINGS FROM CONTINUING OPERATIONS
PETROLEUM AND NATURAL GAS
     UNITED STATES

Exploration and Production
    First quarter 1995 earnings were $143 million, as compared to $75 million for the first quarter of 1994. First quarter 1995 results include a net gain of $8 million resulting from previously announced non-core producing property sales after certain write-downs of properties being held for sale and reserves for environmental remediation on these properties totalling some $112 million.
    First quarter 1995 earnings benefited from crude oil prices that averaged $14.85 per barrel, or $3.83 per barrel higher than the levels in the 1994 first quarter.
    Operating earnings in the first quarter of 1995 were adversely impacted by natural gas prices which were almost 30 percent, or $.64 per MCF, lower than in the first quarter of 1994. The decline in U.S. natural gas prices reflects abundant supplies in the face of reduced demand due to unseasonably warm weather, particularly in the Northeast.
    Lower expenses benefited first quarter 1995 results, reflecting both successful initiatives to reduce lifting costs on core producing properties, as well as reduced overheads associated with the non-core properties that are being sold.

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    Crude oil and natural gas production declined some 3 percent on a barrel-of-oil equivalent basis compared with the first quarter of 1994, principally relating to non-core producing properties. For core properties, normal production declines from maturing fields generally have been offset by successful field development programs.

Manufacturing and Marketing
    For the first quarter of 1995, losses of $19 million, compared with earnings of $78 million for the first quarter of 1994, reflect the impact of extremely depressed refining margins, as rising crude oil costs outpaced a moderate rise in overall refined products prices. This reflects the impact of unseasonably warm weather on middle distillates prices and the surplus of reformulated gasolines caused by the highly disruptive market entry and government regulation changes for these gasolines in several states. Also, a narrowing cost spread between light and heavy crude oils reduced the upgrading benefits normally derived from complex manufacturing systems.
    Partially offsetting the impact of lower margins were benefits from the improved performance at the company's U.S. refineries, reflecting increased utilization in 1995, as compared to 1994 when Texaco experienced higher scheduled downtime for maintenance.

INTERNATIONAL
Exploration and Production
    First quarter 1995 earnings were $82 million, as compared to $45 million for the first quarter of 1994.
    Operating earnings for 1995 benefited from both increased crude oil and natural gas production in the U.K., mainly from the Strathspey field, higher crude oil production in Australia from the Roller and Skate fields that began producing in mid-year 1994 and continuing field development programs in the Partitioned Neutral Zone between Kuwait and Saudi Arabia.
    First quarter 1995 earnings also benefited from crude oil prices that averaged $3 per barrel higher than the prices that existed in the first quarter of 1994. These price benefits were partly offset by higher exploratory expenses.
    Reported results in the U.K. were adversely impacted in 1995 by a non-cash earnings charge of $13 million relating to deferred income taxes caused by the weak U.S. dollar/British pound relationship at the closing of the quarter.

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Manufacturing and Marketing
    First quarter 1995 earnings were $181 million, as compared to $125 million for the first quarter of 1994. First quarter 1995 results include a net gain of $80 million principally relating to the sale of land by a Caltex affiliate in Japan. Excluding this gain in 1995, operating earnings declined as compared to 1994 reflecting decreased European refined product margins, particularly in the U.K. These poor margins resulted from rising refinery feedstock costs that were not recovered in product prices due to oversupply conditions in the marketplace. Results in the U.K. also were impacted by the weakening of the U.S. dollar in the first quarter of 1995 resulting in non-cash earnings charges of $13 million relating to deferred income taxes.
    Partly offsetting the decline in European results were the operations in Latin America, which continue to reflect increased earnings. These improvements, especially in Brazil, stem from both higher refined product sales volumes and margins. However, downtime at the Panama refinery, resulting from the fourth quarter 1994 fire, continued to have a negative impact on 1995 results.
    In the Caltex markets in the Pacific Rim, the impact of somewhat lower refining margins was more than offset by currency gains.

NONPETROLEUM
    Net income was $4 million for the first quarter of 1995, as compared to a loss of $1 million for the first quarter of 1994. Results for the first quarter of 1995 reflect improved comparative results for Heddington Insurance Limited, a subsidiary.

CORPORATE/NONOPERATING RESULTS FROM CONTINUING OPERATIONS
    For the first quarter of 1995, corporate/nonoperating charges of $90 million improved, compared with the $120 million for the first quarter of 1994. Results for 1995 include $25 million in gains principally from sales of equity securities held for investment, as well as higher interest income and reduced corporate overhead reflecting the company's continuing progress in reducing expenses. The impact of higher interest rates on corporate borrowings was mostly offset by the effect of lower debt levels.

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CAPITAL AND EXPLORATORY EXPENSES
    Capital and exploratory expenditures for continuing operations, including affiliates, were $513 million for the first quarter of 1995, as compared with $624 million for the same period in 1994. This reduction mainly reflects lower scheduled upstream expenditures during the first quarter in the U.S., as compared to an extremely high level of developmental gas drilling activity in the first quarter of 1994, as well as efficiency improvements in areas such as drilling in 1995.

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NOTE TO EDITORS:  Tables for the first quarter are attached.

CONTACTS:   David J. Dickson 914-253-4128
            J. Michael Trevino   914-253-4175
            Jim Reisler      914-253-4389
            Cynthia Michener 914-253-4743


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

                                                               First Quarter
                                                            ------------------
                                                            1995          1994
                                                            ----          ----
FUNCTIONAL NET INCOME ($000,000)
Operating Earnings (Losses) from
    Continuing Operations
    Petroleum and natural gas
        Exploration and production
            United States                               $  143         $   75
            International                                   82             45
                                                        ------         ------
                Total                                      225            120

        Manufacturing, marketing and
          distribution
            United States                                  (19)            78
            International                                  181            125
                                                        ------         ------
                Total                                      162            203
                                                        ------         ------

                Total petroleum and
                 natural gas                               387            323

    Nonpetroleum                                             4             (1)
                                                        ------         ------
                Total operating earnings                   391            322

Corporate/Nonoperating                                     (90)          (120)
                                                        ------         ------

Net income from continuing operations                      301            202

Discontinued chemical operations                             -              -
                                                        ------         ------

                Total Net Income                        $  301         $  202
                                                        ======         ======

Per common share (dollars):
Net income:
            Continuing operations                       $ 1.10         $  .69
            Discontinued operations                          -              -
                                                        ------         ------
                     Total net income                   $ 1.10         $  .69

Average number of common shares
    outstanding (000,000)                                259.6          259.2


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
                                                              First Quarter
                                                           -------------------
                                                           1995           1994
                                                           ----           ----
OTHER FINANCIAL DATA ($000,000)
Revenues from continuing operations                     $ 9,059        $ 7,434

Total assets as of March 31                         (a) $25,100        $26,343

Stockholders' equity as of March 31                 (a) $ 9,920        $10,337

Total debt as of March 31                           (a) $ 6,100        $ 6,996

Capital and exploratory expenditures
  Texaco Inc. and subsidiary companies
    Exploration and production
       United States                                    $   172        $   270
       International                                        115            123
                                                        -------        -------
         Total                                              287            393
                                                        -------        -------

    Manufacturing, marketing and
     distribution
       United States                                         43             50
       International                                         42             53
                                                        -------        -------
         Total                                               85            103
                                                        -------        -------

    Other                                                     5              6
                                                        -------        -------
         Total Texaco Inc. and
           subsidiaries                                     377            502
                                                        -------        -------

  Equity in affiliates
       United States                                         32             25
       International                                        104             97
                                                        -------        -------
         Total equity in affiliates                         136            122
                                                        -------        -------
            Total continuing
             operations                                     513            624

  Discontinued chemical operations                            1             19
                                                        -------        -------
            Total                                       $   514        $   643
                                                        =======        =======

Dividends paid to common
  stockholders                                          $   208        $   207

Dividends per common share (dollars)                    $   .80        $   .80

Dividend requirement for preferred
  stockholders                                          $    16        $    24

(a) Preliminary


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
                                                               First Quarter
                                                           1995           1994
                                                           ----           ----
OPERATING DATA - INCLUDING INTERESTS
  IN AFFILIATES
   Net production of crude oil and
     natural gas liquids (000 BPD)
       United States                                        389            408
       Other Western Hemisphere                              17             20
       Europe                                               135            117
       Other Eastern Hemisphere                             238            239
                                                          -----          -----
         Total                                              779            784

   Net production of natural gas -
     available for sale (000 MCFPD)
       United States                                      1,661          1,686
       International                                        432            330
                                                          -----          -----
         Total                                            2,093          2,016

   Natural gas sales (000 MCFPD)
       United States                                      3,277          2,914
       International                                        481            349
                                                          -----          -----
         Total                                            3,758          3,263

   Natural gas liquids sales
   (including purchased LPGs) (000 BPD)
       United States                                        237            196
       International                                         89             61
                                                          -----          -----
             Total                                          326            257

   Refinery input (000 BPD)
       United States                                        685            613
       Other Western Hemisphere                              23             51
       Europe                                               313            329
       Other Eastern Hemisphere                             466            478
                                                          -----          -----
         Total                                            1,487          1,471

   Refined product sales (000 BPD)
       United States                                        890            816
       Other Western Hemisphere                             349            310
       Europe                                               447            462
       Other Eastern Hemisphere                             780            723
                                                          -----          -----
         Total                                            2,466          2,311
